Flux Power’s New Advanced Lithium Battery Pack Successfully Completes First Commercial Pilot Program Implementations

Pilot Partner Toyotalift Inc. Praises 24V LiFT™ Pack 250 for its Duration and Maintenance Free Features in Two Different Customer Implementations

ESCONDIDO, CA (May 14, 2013) — Flux Power® Holdings, Inc. (OTCQB: FLUX), a fully reporting company and an innovator in durable, scalable, and affordable advanced energy storage systems, today announced two successful implementations of its recently introduced LiFT™ Pack solutions in commercial pilot programs. Flux Power specifically engineered the LiFT Pack 250Ahe-24V* for Class III lift trucks, known as "walkies" and is earning high praise for the duration of its charge and the elimination of maintenance in two separate beverage distribution applications.

Toyotalift, Inc., the top source for forklifts, aerial lifts, cranes and utility vehicle sales and rentals in Arizona and Southern California, selected two of its high volume customers to test Flux Power’s battery pack: Crescent Crown Distributing, one of the top ten largest beer distributors in the country and Kalil Bottling Company, one of the largest distributors of soft drinks, teas and waters throughout Arizona, parts of New Mexico, the Durango area of Colorado and the El Paso area of Texas. The packs were installed in a Toyota electric pallet-jack or walkie, which is typically used for moving pallets either in a distribution center, or on and off of delivery trucks. In both of these implementations, Flux Power’s LiFT Pack 250Ahe-24V demonstrated its ability to outperform and outlast premium lead-acid batteries. Customers also praised the battery pack for its ability to significantly reduce the time and space required for maintenance, as well as the lighter weight of the equipment resulting in improved mobility.

In the first implementation, the LiFT Pack 250Ahe-24V was used by Crescent Crown Distributing in delivery trucks. The pallet jack equipment was used to load and unload large quantities of beer on and off refrigerated trucks into customer’s warehouses and stores. The equipment operator noted that during his eight hour shift, pallets weighing more than 2,000 pounds were lifted and moved. After a complete overnight charge, Flux’s LiFT Pack 250Ahe-24V battery pack contained over 85% of the original charge at the end of the shift. Because of the efficiency of the pack, fewer charge cycles are required during the week thereby extending the life of the pack.

In the second implementation, the LiFT Pack 250Ahe-24V was used by Kalil Bottling Company to continuously move product in their warehouse and distribution center. Kalil’s business model requires heavy, continuous use of the walkie with infrequent and short windows for charging. The LiFT Pack 250AHe-24V delivered enough power to easily complete both shifts using partial capacity of the battery, allowing for the ability to fully recharge in the window provided before the next shift began.

“We selected Crescent Crown and Kalil Bottling for the initial pilots because they are both high capacity users of pallet jacks and are constantly charging, maintaining and replacing batteries. Currently, these customers have a significant number of walkies in their fleet and there is a need to maintain them daily, which reduces efficiency and adds cost. Identifying an alternate solution is a tremendous break though in our industry,” said Stephen Hansen, President of Toyotalift, Inc. “These customers were impressed by Flux Power’s LiFT Pack 250Ahe-24V ability to last significantly longer than a typical lead-acid battery, enabling them to continuously run their equipment through more than one shift and then recharge quickly during breaks or overnight. In addition, the battery pack’s dripless sealed cell technology eliminated acid exposure, so it was no longer necessary to water batteries, thus reducing maintenance time and cost.”

“Based on soft-packed, electrolyte-starved LiFePO4 rechargeable pouch cell technology, the LiFT Pack 250Ahe-24V is ideal for large energy storage systems used in the material handling equipment industry. We are pleased that the management of Toyotalift immediately recognized the customer benefits and agreed to be our initial pilot partner,” said Chris Anthony, CEO of Flux Power. “We specifically engineered the pack so that it will fit a broad range of walkie manufacturer battery enclosure sizes and, as a result, is designed as a universal, state-of-the-art battery pack that performs better and lasts many times longer than premium lead-acid batteries, is virtually maintenance-free, and costs our customers substantially less over time.”

Flux Power is the leader in advanced lithium energy storage solutions and has a successful history of delivering cost efficient solutions to customers around the globe. As the only company today providing lithium battery packs directly to the material handling market, its high-performance products offer a cost-efficient and reliable alternative to lead-acid batteries. “Completing these initial pilots is a major milestone for us. We are excited to move forward on several broader and lengthier pilots in the next stage of our product launch program,” Anthony concluded.

A product data sheet with additional information on the Flux LiFT Pack 250Ahe-24V Battery Pack can be found under the Product section of the company’s website at http://fluxpwr.com/products/.

*Equivalent performance to 250Ah lead-acid battery for a 6-hour discharge cycle

About Flux Power

Flux Power designs, develops, and sells cost efficient advanced energy storage systems. Incorporated in October 2009, Flux Power began shipping prototype products in the second quarter of 2010 while continuing to develop its intellectual property portfolio. Currently, Flux Power’s product offerings include batteries in various sizes and forms, packaged modules, fully advanced energy storage systems and various system accessories. These accessories include: stand-alone battery management, stackable chargers, programming software and display systems. Flux Power sells modular advanced energy storage products through distributors and directly to original equipment manufacturers. These customers benefit from Flux Power’s advanced systems technologies, which greatly extend cycle life and improve system performance. For more information visit www.FLUXpwr.com or email info@FLUXpwr.com.

About Toyotalift, Inc.

Toyotalift Inc. is the top source for forklifts, aerial lifts, cranes and utility vehicle sales and rentals in Arizona and Southern California. With 4 locations in the United States, Toyotalift Inc. is the top source for forklifts in San Diego, Tucson, Phoenix, Yuma, Mesa, Chandler, Peoria, Chula Vista, El Cajon, Santee, Escondido and Scottsdale. Toyotalift Inc' offers:

•	Forklift Rentals - We offer both short and long term rentals.

•	Forklifts For Sale - Choose from a large selection of lift trucks from Toyota, the world's largest lift truck supplier.

•	Forklift Training - Recent federal regulation requires all forklift operators to be fully trained and employer certified.

•	Forklift Service - No matter what make or model you have, our service team can help.

Toyotalift Inc. is an authorized supplier of:

•	Toyota Industrial Equipment - Forklifts and Utility Vehicles

•	JLG Aerial Lifts - Scissor Lifts, Boom Lifts and Personnel Lifts

•	Hoist Lift Trucks

•	Kone Cranes

Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Further the forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission and available on its website (www.sec.gov).

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. Other company and product names may be trademarks of their respective owners.

For more information contact:

marketrelations@FLUXpwr.com

1.877.505.3589 ext.123